SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2004

Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Two of the Company’s insurance subsidiaries (Mobile USA Insurance Company and Liberty American Insurance Company) have entered into agreements effective October 1, 2004 through May 31, 2005 for excess catastrophe reinsurance coverage providing $50.0 million of coverage excess of $240.0 million, $50.0 million of coverage excess $140.0 million excess $50.0 million otherwise recoverable, and $40.0 million excess $50.0 million excess $80.0 million otherwise recoverable.

The participating reinsurers on the $50.0 million excess $240.0 million coverage include: ACE Tempest Reinsurance Ltd., AXIS Specialty Limited (Bermuda), Catlin Ins Co. Ltd, Syndicate 33 (HIS), Syndicate 958 (GSL), Syndicate 1414 (RTH), Syndicate 2001 (AML), Syndicate 2003 (SJC), Syndicate 2020 (WEL) and Syndicate 2791 (MAP) at varying levels of participation.

The $50 million of coverage excess $140.0 million excess $50.0 million otherwise recoverable provides an additional $50.0 million of reinsurance coverage excess $140.0 million after the first $50.0 million of loss is recovered under the $50.0 million excess $140.0 million Florida only catastrophe Reinsurance contract effective September 3, 2004. The participating reinsurers at varying levels of participation are: Hannover Re (Bermuda) LTD, Syndicate 33 (HIS), Syndicate 510 (KLN), Syndicate 557 (KCS), Syndicate 570 (GNR), Syndicate 623 (AFB), Syndicate 2623 (XXX),Syndicate 626 (HIS), Syndicate 727 (SAM), Syndicate 780 (BFC), Syndicate 1414 (RTH), Syndicate 2147 (SVB), Syndicate 2791 (MAP), and Munich Re insurance company.

The $40.0 million of coverage excess $50.0 million excess $80.0 million otherwise recoverable provides a third $40.0 million limit of reinsurance coverage after the $40.0 million in excess $50 million under the Florida only excess catastrophe Reinsurance contract effective June 1, 2004 has been exhausted. The participating reinsurers for this coverage include: Platinum Re, Hannover Re BD, Syndicate 33 (HIS), Syndicate 510 (KLN), Syndicate 557 (KCS), Syndicate 566 (QBE), Syndicate 570 (GNR), Syndicate 623 (AFB), Syndicate 2623 (XXX), Syndicate 727 (SAM), Syndicate 780 (BFC), Syndicate 958 (GSC), Syndicate 1414 (RTH), Syndicate 2001 (AML), Syndicate 2147 (ADH), Syndicate 2791 (MAP), Syndicate 4444 (CNP), and Munich Reinsurance Company at varying levels of participation.

The aggregate cost of these catastrophe reinsurance coverages is $3.9 million.

ITEM 8.01. OTHER EVENTS.

Although potential claims information is preliminary, the Company does not expect its net after-tax losses attributable to hurricane Jeanne to exceed $6.8 million. The catastrophe losses due to Hurricane Jeanne impacted both its personal lines mobile homeowners and homeowners books of business and its commercial lines property book of business.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

Dated: October 7, 2004	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer